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                                                               EXHIBIT NO. 99.10

                                           INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 2-83616 of MFS/Sun Life Series Trust, of our reports dated February 3, 2000, appearing in the annual reports to shareholders for the year ended December 31, 1999, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
April 24, 2000
Boston, Massachusetts